CONSULTING AGREEMENT

     WHEREAS, Frontier Natural Gas Corporation ("Frontier") and Jeffrey R. Orgill, an individual ("Consultant"),previously executed that certain employment agreement dated effective the 1st day of January, 1993, a copy of which is attached hereto as Exhibit "A" (the "Employment Agreement") and ,

     WHEREAS, Frontier and Consultant both have agreed that Consultant would limit and modify Consultant's relationship with Frontier and,

     WHEREAS, the parties have agreed that the Consultant shall become a consultant to Frontier as set forth herein;

     THEREFORE, the parties agree as follows:

     1. Consultant. Consultant shall, effective the 1st day of May, 1996, cease to be an employee of Frontier and shall thereafter serve as geological, geophysical and exploration consultant to Frontier, pursuant to the terms of this Consulting Agreement.

     2. Duties. Frontier shall employee Consultant, and Consultant agrees to serve as Frontier's geological, geophysical and exploration and production consultant to the extent consistent with Consultant's background as required and requested by Frontier up to a maximum of 40 hours per month, as requested by Frontier, provided, however, that Consultant shall not be required to work more than 24 hours (i.e. three eight-hour days) in any one week period. Services requested in excess thereof shall be billed at the rate of $70.00 per hour, up to a maximum of $400.00 per calendar day. Consultant shall provide exploration and production oversight services on Frontier's currently existing properties and prospects in the Mid-Continent Area and prospect generation and evaluation services on Frontier's existing 3-D seismic data over acreage in the Mid-Continent Area, and such other services as agreed to between Consultant and Frontier. Frontier shall be required to provide Consultant access to all tools necessary to perform the requested work.

     3. Independent Contractor. Consultant shall serve as an independent contractor and shall have the right to perform for Frontier and/or for third parties from his offices in Oklahoma City; provided Consultant shall travel as reasonably necessary.

     4. Compensation. Employee's monthly consulting fee shall be $10,000.00 per month, payable in equal semi-monthly installments on the 15th day of each month and at the end of each month. Compensation paid pursuant hereto shall not be subject to reduction by the amount of all applicable withholding, social security and other similar state, federal and local taxes and deductions, all of which Consultant agrees to pay as an independent contractor. Consultant agrees to indemnify and hold harmless Frontier for any costs incurred in regard thereto due to Consultant's failure to timely pay any such taxes.

     5. Term. The term of this Consulting Agreement and all provisions hereof shall commence effective May 1, 1996 and shall extend to March 31, 1998, at which time the Consulting Agreement will expire, unless agreed to in writing between the parties.

     6. Director. Consultant may continue to serve on Frontier's Board of Directors as he is elected to so serve by the shareholders of Frontier, and if Consultant so serves, shall do so for no additional compensation other than as set forth herein during the term of this Consulting Agreement.

     7. Incentive Compensation. All units in Frontier's Stock Incentive Plan, currently vested in Consultant, pursuant to paragraph 4 of the Employment Agreement, shall remain vested and shall be exercisable throughout the duration of Consultant's service as a Director of Frontier and such period thereafter as set forth in said Stock Incentive Plan. There shall be no additional vesting of additional incentive compensation for any rights not vested as of the date hereof.

     8. Deferred Compensation. All amounts vested as of the date hereof in Consultant, pursuant to paragraph 5 of the Employment Agreement, shall remain valid and payable obligations of Frontier pursuant to the provisions of paragraph 5 of the Employment Agreement. There shall be no further vesting after the date hereof, and Consultant shall accrue no additional deferred compensation not currently vested as of the date hereof.

     9. Travel Expenses. Consultant shall be reimbursed for reasonable approved travel and business expenses incurred in connection with Consultant's duties to Frontier.

     10. Confidentiality and Proprietary Ownership Agreement. Consultant will maintain all information which is Frontier's proprietary information confidential as set forth in paragraph 7(a) of the Employment Agreement throughout the term of this Consulting Agreement and for one year thereafter. Consultant can, however, perform services for third parties unrelated to confidential information regarding Frontier's business activities beginning May 1, 1996, which permitted services shall include work on any oil and gas prospect leads not currently on acreage owned by Frontier or on acreage which does not underlie any of Frontier's existing seismic data bases.

     11. Other. Frontier agrees to sell to Consultant for a total purchase price of $1.00 the following:

     a.   Furniture currently located in Consultant's office at Frontier;

     b.   One (1) light table;

     c. One (1) hard copy data base of Oklahoma data comprised of scout tickets and well logs; provided, however, that Frontier shall have access to said data base at any reasonable time and the right to use any such data as it deems necessary; and provided further, that should Consultant ever seek to dispose of data base, he shall offer same to Frontier at a price of $1.00 prior to any such disposition;

     d.   One (1) Desk Jet 500 Plotter;

     e.   One (1) Mita copying machine which does not function;

     f.   One (1) lot of drafting tools comprised of triangles, etc.;

     g.   One DOS-based personal computer as currently used by Consultant;

     h. Use of any mapping software as may be agreed to by the parties at a future date.

     All taxes or other liabilities accruing due to compensation to Consultant as a result hereof shall be Consultant's sole responsibility, and Consultant agrees to pay same and to indemnify Frontier for any costs in regard thereto. Frontier also agrees that all rights to that certain Oak Tree Country Club membership currently in Consultant's name vest solely in Consultant and Consultant agrees that Frontier has no obligation in regards to any dues or additional costs due on said membership.

     12. Employment Agreement. All terms, obligations and provisions of each party thereto to the other shall, other than those specifically extended in this Consulting Agreement, be deemed of no further effect, and Frontier shall be under no further obligation to Consultant, and Consultant under no further obligation to Frontier, pursuant to the terms of said Employment Agreement as of May 1, 1996, the effective date hereof.

     13. Notices. Any notices, requests, demands or other communications provided for by this Consulting Agreement shall be sufficient if, in writing, and sent by Registered or Certified Mail, overnight courier or if delivered in person to Frontier or Consultant at the following addresses:

    "FRONTIER"                        FRONTIER NATURAL GAS CORPORATION
                                      One Benham Place, Suite 120
                                      9400 North Broadway
                                      Oklahoma City, Oklahoma  73114

    "CONSULTANT"                      JEFFREY R. ORGILL
                                      [to be provided]

     14. Governing Law. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     15. Assignment. The Consultant acknowledges that the services to be rendered hereunder are unique and personal. Accordingly, the Consultant may not assign any of his rights or delegate any of his duties or obligations under this Consulting Agreement. The rights and obligations of Frontier under this Consulting Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Frontier.

     16. Attorney's Fees. In the event that any legal action is taken to enforce any of the terms of this Consulting Agreement, the prevailing party shall be entitled to, in addition to all remedies provided to such party, reasonable attorney's fees, costs and expenses.

     17. Severability. If any provisions of this Consulting Agreement shall be or become illegal or unenforceable, in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid and binding.

     18. Partial Performance. Frontier agrees that in the event Frontier does not request any consulting services from Consultant that it shall nonetheless make all payments as set forth herein.

     19. Entirety of Agreement. This writing represents the entire agreement between the parties and can only be modified or awarded by a writing signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed and delivered this Consulting Agreement effective as of May 1, 1996.

                                      "FRONTIER"

ATTEST:                               FRONTIER NATURAL GAS CORPORATION


 /s/ James R. Harris, Jr.             By:   /s/ David W. Berry
----------------------------             ---------------------------------------
         (SEAL)                       Its:   President



                                      "CONSULTANT"



                                      By:  /s/ Jeffrey R. Orgill
                                         ---------------------------------------
                                           Jeffrey R. Orgill

STATE OF OKLAHOMA       )
                        )
COUNTY OF OKLAHOMA      )

     Before me, the undersigned, a notary public, in and for the said county and state, on the 18th day of April, 1996, personally appeared David W. Berry, as President of Frontier Natural Gas Corporation, who acknowledged to me he executed same as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In witness whereof, I have hereunto set my official signature and affixed my official seal the day and year last above written.

                                         /s/ Linda Bentley
                                         ---------------------------------------
                                             Linda Bentley
                                             Notary Public

My Commission Expires:

April 4, 1999

[SEAL]

STATE OF OKLAHOMA       )
                        )
COUNTY OF OKLAHOMA      )

     Before me, the undersigned, a notary public, in and for the said county and state, on the 18th day of April, 1996, personally appeared Jeffrey R. Orgill, an Individual, who acknowledged to me he executed same as the free and voluntary act and deed, for the uses and purposes therein set forth.

     In witness whereof, I have hereunto set my official signature and affixed my official seal the day and year last above written.

                                           /s/ Linda Bentley
                                           -------------------------------------
                                               Linda Bentley
                                               Notary Public

My Commission Expires:

April 4, 1999

[SEAL]